                                   [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Sale and Servicing Agreement, dated as of November 1, 1997, among the Servicer, Newcourt Receivables Corporation II, Newcourt Receivables Asset Trust 1997-1 and Manufacturers and Traders Trust Company, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 18th day of March, 1999.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:  Brian McLean
                              Title: Director, Securitizations

NEWCOURT RECEIVABLES ASSET TRUST 1997-1


   Beginning of Period:                             01/01/99
   End of Period:                                   01/31/99
   Payment Date:                                    02/01/99
   Date of Report:                                  02/18/99

WATERFALL DISTRIBUTIONS


                                                   Collections
                                                     Account
-------------------------------------------------------------------------------
Cash Collections                                   14,585,086.89
Interest Earned on Collections Account                 46,379.75
Interest Earned on Reserve Account                     24,613.58
Recoveries on Defaulted Contracts                     489,190.34
Servicer Advances (net of collections to
reimburse prior Servicer Advances)                          0.00

-------------------------------------------------------------------------------


Available Amount                                   15,145,270.56

ALLOCATIONS

  (A) Unreimbursed Servicer Advances                        0.00

  (B) Servicing Fee                                   144,171.65

  (C) A-1 Interest                                          0.00

  (D) A-2 Interest                                          0.00

  (E) A-3 Interest                                    453,128.85

  (F) A-4 Interest                                    862,921.79

  (G) B Interest                                       69,706.60

  (H) C Interest                                       41,344.96

  (I) D Interest                                      120,430.44

  (J) A-1 Principal Payment Amount                          0.00

  (K) A-2 Principal Payment Amount                          0.00

  (L) A-3 Principal Payment Amount                 12,267,991.97

  (M) A-4 Principal Payment Amount                          0.00

  (N) B Principal Payment Amount                      633,770.80

  (O) C Principal Payment Amount                      362,154.76

  (P) D Principal Payment Amount                      189,648.74

  (Q) Reserve Fund Deposit                                  0.00

  (R) Excess to Certificateholders                          0.00

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 2

SERVICING & INTEREST CALCULATIONS




SERVICING FEE DUE                                   A-4 INTEREST
(a) ADCB                           288,343,297.66  (a) A-4 Rate                               6.193%
(b) Servicing Fee Rate                     0.600%  (b) 30                                         30
(c) 30                                         30  (c) 360                                       360
(d) 360                                       360  (d) Beginning A-4 Balance          167,205,901.00
(e) Current Servicing Due              144,171.65  (e) Current Interest Due (a*d*b/c)     862,921.79

(f) Prior Month's Arrearage                  0.00  (f) Prior Month's Arrearage                  0.00

(g) Total Servicing Due                144,171.65  (g) Total Interest Due                 862,921.79


A-1 INTEREST                                        B INTEREST

(a) A-1 Rate                               5.815%   (a) B Rate                                6.320%
(b) Days in Period                             28   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance                    0.00   (d) Beginning B Balance            13,235,430.10
(e) Current Interest Due (a*d*b/c)           0.00   (e) Current Interest Due (a*d*b/c)     69,706.60

(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00

(g) Total Interest Due                       0.00   (g) Total Interest Due                 69,706.60

A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               6.040%   (a) C Rate                                6.560%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance                    0.00   (d) Beginning C Balance             7,563,103.12
(e) Current Interest Due (a*d*b/c)           0.00   (e) Current Interest Due (a*d*b/c)     41,344.96

(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00

(g) Total Interest Due                       0.00   (g) Total Interest Due                 41,344.96


A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               6.110%   (a) D Rate                                9.210%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance           88,994,209.47   (d) Beginning D Balance            15,691,262.35
(e) Current Interest Due (a*d*b/c)     435,128.85   (e) Current Interest Due (a*d*b/c)    120,430.44
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00

(g) Total Interest Due                 453,128.85   (g) Total Interest Due                120,430.44


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 3

PRINCIPAL CALCULATIONS


CLASS A-1 PRINCIPAL AMOUNT
(a) Prior Month's Balance                            0.00
(b) Amount Due                                       0.00
(c) Amount Paid                                      0.00

(d) Current Month's Ending Balance                   0.00


CLASS A-2 PRINCIPAL AMOUNT                                 CLASS B PRINCIPAL AMOUNT

(a) Prior Month's Balance                            0.00  (a) Prior Month's Balance                   13,235,430.10

(b) Beginning Principal All Class A Notes  256,200,110.47  (b) Beginning Principal All Class B Notes   13,235,430.10
(c) Class A Percentage                          88.85246%  (c) Class B Percentage                           4.59016%
(d) ADCB                                   274,536,148.03  (d) ADCB                                   274,536,148.03
(e) Amount Due                                       0.00  (e) Amount Due                                 633,770.80
(f) Amount Paid                                      0.00  (f) Amount Paid                                633,770.80

(g) Current Month's Ending Balance                   0.00  (g) Current Month's Ending Balance          12,601,659.30


CLASS A-3 PRINCIPAL AMOUNT                                 CLASS C PRINCIPAL AMOUNT

(a) Prior Month's Balance                   88,994,209.47  (a) Prior Month's Balance                    7,563,103.12

(b) Beginning Principal All Class A Notes  256,200,110.47  (b) Beginning Principal All Class C Notes    7,563,103.12
(c) Class A Percentage                          88.85246%  (c) Class C Percentage                           2.62295%
(d) ADCB                                   274,536,148.03  (d) ADCB                                   274,536,148.03
(e) Amount Due                              12,267,991.97  (e) Amount Due                                 362,154.76
(f) Amount Paid                             12,267,991.97  (f) Amount Paid                                362,154.76

(g) Current Month's Ending Balance          76,726,217.50  (g) Current Month's Ending Balance           7,200,948.36


CLASS A-4 PRINCIPAL AMOUNT                                 CLASS D PRINCIPAL AMOUNT

(a) Prior Month's Balance                  167,205,901.00  (a) Prior Month's Balance                   15,691,262.35

(b) Beginning Principal All Class A Notes  256,200,110.47  (b) Beginning Principal All Class D Notes   15,691,262.35
(c) Class A Percentage                          88.85246%  (c) Class D Percentage                           3.93443%
(d) ADCB                                   274,536,148.03  (d) ADCB                                   274,536,148.03
(e) Amount Due                                       0.00  (e) Amount Due                               4,889,840.48
(f) Amount Paid                                      0.00  (f) Amount Paid                                189,648.74

(g) Current Month's Ending Balance         167,205,901.00  (g) Current Month's Ending Balance          15,501,613.61

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 4

RESTRICTING EVENT CALCULATIONS


RESTRICTING EVENTS


a)                                   Over 60 Days
                                       Past Due                       ADCB
    Two Months Prior                 7,593,046.88               300,749,426.57
    Prior Month                      5,664,381.43               288,343,297.66
    Current Period                   6,113,441.51               274,536,148.03

                  Total             19,370,869.82

                  Delinquency Ratio                                       2.24%

                  Trigger Level                                           3.00%

                  RESTRICTING EVENT? (YES/NO)                              NO



b)                                   Defaulted
                                     Contracts         Recoveries         ADCB
     Five Months Prior                953,080.46       615,812.65   349,105,042.81
     Four Months Prior              1,011,167.53       652,619.61   331,839,693.51
     Three Months Prior               806,778.07       805,301.36   316,994,003.95
     Two Months Prior                 751,836.37       578,758.60   300,749,426.57
     Prior Month                      795,710.58       739,268.95   288,343,297.66
     Current Period                   894,542.05       489,190.34   274,536,148.03

               Total                5,213,115.06     3,880,951.51

               2 times Defaults-Recoveries / Average ADCB                  0.86%

               Trigger Level                                               3.00%

               RESTRICTING EVENT? (YES/NO)                                  NO



c)   A Notes Outstanding
          (A)  Reserve Fund Balance                               8,025,883.00
          (B)  Difference between ADCB and Class A Notes         30,604,029.53
          (C) (A+B)                                              38,629,912.53

              Target Subordination                               10,701,177.67

               RESTRICTING EVENT? (YES/NO)                                  NO

    A Notes Retired
          (A)  Reserve Fund Balance                               8,025,883.00
          (B)  Reserve Fund Amount                                8,025,883.00

               RESTRICTING EVENT? (YES/NO)                                  NO

d)             Has a Servicer Default or Event of
               Default occurred and is continuing?                          NO

               RESTRICTING EVENT? (YES/NO)                                  NO

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 5

RESERVE FUND CALCULATIONS

RESERVE FUND


   Beginning Balance               8,025,883.00
   Required Balance                8,025,883.00
   Deposit/(Withdrawal)                    0.00
   Ending Balance                  8,025,883.00


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                           Page 6

BOND PRINCIPAL FACTORS



A-1                      0.0000000%
A-2                      0.0000000%
A-3                     71.6988538%
A-4                    100.0000000%
B                       67.2911745%
C                       67.2911745%
D                       96.5726364%